EX-99.906CERT
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officers of First American Funds, Inc. (the “Funds”) do hereby certify, to the best of each such officer’s knowledge, that:
1.	The report on Form N-CSR of the Funds (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Funds.

By:	/s/ Thomas S. Schreier, Jr.

Thomas S. Schreier, Jr. President
Date: May 8, 2007

By:	/s/ Charles D. Gariboldi, Jr.

Charles D. Gariboldi, Jr. Treasurer
Date: May 8, 2007